Exhibit 99.1

Meru Networks Reports Preliminary Q4 2014 Financial Results

Company announces restructuring and cost reduction program

Deutsche Bank retained to explore strategic options

SUNNYVALE, CA — (PRNewswire) — 1/6/15 — Meru Networks, Inc. (NASDAQ: MERU), a leader in intelligent networking and the only wireless LAN vendor to have received OpenFlow™ conformance, today announced preliminary results for the fourth quarter of 2014. Based on preliminary financial information, Meru anticipates fourth quarter revenues of approximately $21.0 million to $22.0 million, which is below the previously announced guidance range of $23.0 million to $27.0 million.

In addition, Meru announced a restructuring of the company designed to reduce breakeven from approximately $27.0 million quarterly revenues to approximately $21.5 million to $22.5 million by the end of the first quarter of 2015, with target gross margins at 62.5%. Meru expects to incur restructuring and one-time charges of approximately $1.5 million to $2.0 million in the first quarter of 2015. The restructuring is expected to impact every department across all geographies, and is expected to reduce headcount by more than 10% of the full-time employees along with approximately 20 contractors in the first quarter of 2015. The restructuring consolidates certain functions and flattens the organization while reducing operating expenses and cash burn, and accelerates a return to profitability.

Meru has a number of new initiatives that are well aligned with current market interests. These include high performing 11ac products and the recently introduced 11ac wall plate solution, increased software content through Meru Center and Meru App Store, the controller-less cloud subscription model for SME, and SDN/OpenFlow unified wired-wireless capabilities. Along with the return of E-Rate funding in the second half of 2015, we believe these initiatives will act as catalysts for future growth.

“We are disappointed with this performance, yet believe that our technology advantages can be converted into greater market adoption. We are determined to optimize the mix of partners, channel distribution, and effective direct sales necessary to put the Company back on a growth track,” said Dr. Bami Bastani, President and CEO of Meru. “Today we have taken a major step in further streamlining the company structure to accelerate decision making, enhance operational efficiencies, and reduce breakeven sales to position the Company for profitability.”

Meru has also announced that Kevin Coppins, the company’s Vice President of Sales for North America, has notified the company of his resignation from the company, to be effective January 12, 2015. Tom Palomaki, the company’s Vice President of Worldwide

Support and Services, has been appointed to serve as the company’s new Vice President of Sales for North America. “We thank Kevin for his service and wish him the best in his future endeavors,” said Dr. Bastani, President & CEO, “and we have the highest confidence that Tom will succeed in his new role. Having previously served as a senior executive in technology sales for approximately 25 years, Tom has an exceptional understanding of our customers and we expect him to drive sales and help execute our growth initiatives.”

Meru further announced that it had retained Deutsche Bank as its exclusive financial advisor to explore strategic options, including, but not limited to, strategic partnering of its technology and possible sale or merger of the company. There can be no assurance that the company’s exploration of strategic options will result in a transaction. The company has not set a timetable for the completion of this process and does not intend to disclose further developments unless and until its Board of Directors approves a specific action or otherwise concludes the review of strategic options.

Meru will report fourth quarter and full year 2014 results on Monday, February 9, 2015 after the market closes. Meru’s management will host a conference call to discuss 2014 results on the same day at 5:00 pm ET (2:00 pm PT).

Date: Monday, February 9, 2015

Time: 5:00 p.m. ET (2:00 p.m. PT)

Dial-in Number: (877) 852-2926

International Dial-in Number: (253) 237-1123

Conference ID: 62184717

The live and archived webcast of the financial results conference call will also be available at the investor relations section of Meru’s website at http://investors.merunetworks.com.

About Meru Networks

Meru Networks (NASDAQ: MERU) is a leader in intelligent 802.11ac Wi-Fi solutions delivering uninterrupted user experience for education, healthcare, hospitality and enterprise. The Meru open-standards-based architecture is designed to enable unified management of wired and wireless networks. Its end-to-end application QoS enables enforceable service-level agreements. Meru provides top performance and high capacity in high-density environments. Visit www.merunetworks.com or call (408) 215-5300 for more information.

©2015 Meru Networks. Meru and Meru Networks are registered trademarks and the Meru logo is a trademark of Meru Networks, Inc. in the United States. OpenFlow™ is a trademark of the Open Networking Foundation.

Investor and Press Contact:

Edward Keaney

Market Street Partners

415-445-3238

ekeaney@marketstreetpartners.com

Source: Meru Networks, Inc.

Cautionary Statement Regarding Forward Looking Statements

All statements other than statements of historical facts are statements that can be deemed forward-looking statements, including any statements of expectations or beliefs. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, among others: business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; competition in the industry; our future capital needs may change; changes in overall information technology spending; failure to develop new products; and those risks and uncertainties described in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by Meru, including under the caption “Risk Factors” in Meru’s Quarterly Report on Form 10-Q filed with the SEC on October 30, 2014, and any subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to Meru as of the date hereof, and Meru assumes no obligation to update these forward-looking statements, except as required by law.